                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports, which include an emphasis paragraph related to a change in the Company's revenue recognition for certain contracts, dated March 21, 2001, relating to the financial statements and financial statement schedules, which reports appear in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and our report, which include an emphasis paragraph related to a change in the Company's revenue recognition for certain contracts, dated March 21, 2001, except for the second paragraph of Note 2, as to which the date is May 28, 2001, relating to the financial statements that appear in HCC Insurance Holdings, Inc.'s Form 8-K filed on June 14, 2001. We also consent to the reference of our Firm under the caption "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS, LLP

Houston, Texas
January 22, 2002